UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

 FORM 8-K/A
 Amendment No. 1

 CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported)

June 4, 2015

EMERALD DATA, INC.
(Exact Name of Registrant as Specified in Its Charter)

 NEVADA

 (State or Other Jurisdiction of Incorporation)

333-200629	35-2513795
(Commission File Number)	(IRS Employer Identification No.)

Atbrivosanas Aleja 5, Rezekne, Latvia

 (Address of Principal Executive Offices) (Zip Code)

 Phone: (702) 757-1148

(Registrant's Telephone Number, Including Area Code)

 ________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On June 4, 2015, the Board of Directors of the Registrant dismissed Terry L. Johnson, CPA, the company’s independent registered public account firm. The Board of Directors of the Registrant approved of the dismissal of Terry L. Johnson, CPA. The report of Terry L. Johnson, CPA on the Company's financial statements for the year ended August 31, 2014 or subsequent interim periods did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Registration Statement on Form S-1 for the fiscal year ended August 31, 2014 included a going concern qualification.

There were no disagreements with Terry L. Johnson, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Terry L. Johnson CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Terry L. Johnson, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The registrant was unable to obtain the letter from Terry L. Johnson, CPA.

 b) On June 4, 2015, the registrant engaged Yichien Yeh, CPA as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Yichien Yeh, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable.

c) Exhibits – none.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	By:	/s/ Janis Kalnins
	Name:	Janis Kalnins
	Title:	President